LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into on this 5th day of November 2010 by and between Micari Holdings, LLC, a limited liability company organized and existing under the laws of the State of Florida (hereinafter referred to as the “Landlord”), and The Ultimate Software Group, Inc., a corporation organized and existing under the laws of the State of Delaware, (hereafter referred to as the “Tenant”).

WITNESSETH:

IN CONSIDERATION of the payment of rents and other charges provided for herein and the covenants and conditions hereinafter set forth, Landlord and Tenant hereby covenant and agree as follows;

ARTICLE 1
DEMISED PREMISES

1.1      Landlord is fee simple owner of the Property and hereby leases to Tenant and Tenant hereby rents from Landlord the following described premises to wit: the entire interior of the office building, [other than that area known as Suite 204 (“Suite 204”) deemed to consist of 2,000 rentable square feet,] located at 1830 Main Street in the City of Weston, County of Broward, State of Florida, hereinafter referred to as the Premises, consisting of what the parties have deemed to be 8,000 rentable square feet, as is more particularly described or depicted on the attached Exhibit “A” (“Premises” or “Demised Premises”). The building in which the Premises are located, and the real property on which the building is located, are hereinafter referred to as the “Property”.

Landlord and Tenant hereby acknowledge that Suite 204 is currently subject to a lease with a third party, and agree that upon expiration or other termination of said lease, which shall in no event be later than two (2) years from March 1, 2011, Tenant agrees to rent the Suite 204 space after written notice by Landlord to Tenant advising that the Suite 204 space is available, and giving Tenant the right to reject the leasing of the Suite 204 space upon ten (10) days written notice by Tenant to Landlord. Should Tenant not reject the Suite 204 space, then the lease of same shall be upon the same terms and conditions, and at a monthly rate equivalent to the per square foot rate of the then current Monthly Rent for the Demised Premises. Such leasing of Suite 204 shall be evidenced by way of written acknowledgement confirming that Suite 204 shall thereafter be deemed part of the Demised Premises, setting forth the re-calculated Monthly Rent, which the parties hereby acknowledge will be calculated based upon 10,000 square feet, and confirming that all other terms and provisions of this Lease, including but not limited to termination date and any right of option to renew by Tenant, shall remain unchanged and in full force and effect.

1.2 The Premises are demised and let subject to the following:

(a) the existing state of the title to the Premises and the real property upon which the same are situated;

(b) all zoning, restrictions, rules and ordinances, building or use restrictions, and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction thereof. Landlord has not made and does not make any representations or warranties with respect to the condition of the Premises or their fitness or suitability for any particular use; and

(c) the additional terms and conditions hereof.

ARTICLE 2
TERM OF LEASE

2.1      Tenant is to have and hold the Premises for a term of sixty (60) months, commencing on March 1, 2011 (the “Commencement Date”) and terminating at midnight on February 29, 2016, according to the terms and conditions as set forth herein. The Term of Lease may be extended pursuant to the options to renew as set forth in Article 34 below. In the event that the Lease is renewed in accordance with Article 34, the Lease will be deemed to terminate at midnight on the last day of the extended lease term.

2.2      Tenant shall be permitted to occupy the Premises as of the date of execution of this Lease and prior to the Commencement Date for all permitted uses of the Property, subject to the conditions set forth below:

i. Tenant has paid the Security Deposit pursuant to paragraph 25

ii. Tenant has paid first and last month’s rent pursuant to paragraph 3.4

iii. Tenant has obtained insurance as required pursuant to paragraphs 16.2 and 9.3(4)

ARTICLE 3
RENT

3.1 Tenant hereby covenants and agrees to pay the total sum of $1,182,924.85 (which amount may be adjusted pursuant to Section 1.1 if and when Suite 204 becomes a part of the Demised Premises) as Rent to Landlord, together with any Additional Rent as described hereunder, including all sales taxes and, use taxes. The Rent shall be paid in monthly installments in the amounts set forth in paragraph 3.3, below (the “Rent”), plus sales tax, in advance and beginning on the Commencement Date of this Lease and on the first day of each and every month thereafter. All payments to Landlord hereunder shall be paid to Landlord at the address of Landlord as listed in Paragraph 24.1 or such other place as the Landlord may designate in writing from time to time, and shall be without setoff or deduction whatsoever. No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or payment shall be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or payment or pursue any other remedies available to Landlord. Landlord and Tenant hereby acknowledge that this is a gross lease and Tenant is not liable for, and Rent shall not be deemed to include, any charges, fees or expenses for or against the Property, or payable by Landlord regarding or relating to the Property, including but not limited to insurance (other than as required to be provided by Tenant in Article 16 herein), real property taxes, assessments, maintenance, or any common area charges whatsoever.

3.2 In the event the term of this Lease commences on a day other than the first day of the month, Tenant shall pay the Monthly Rent provided herein prorated for such fractional month on the basis of a thirty (30) day calendar month. Notwithstanding anything contained herein to the contrary, no Rent or Additional Rent is due or accrues prior to March 1, 2011. In the event any installment of Monthly Rent, Additional Rent as hereinafter provided, or other charges payable by Tenant hereunder are not paid when due, a late charge as provided in Paragraph 35.8, shall be included as outstanding rent due and owing.

3.3 Notwithstanding that the parties have deemed the Premises to be 8,000 of rentable square feet, the Monthly Rent shall be based upon a calculation of 7,800 square feet, with the initial year at $28.00 per square foot. The Monthly Rent for each twelve (12) month period during the term of the Lease shall be as follows:

March 1st, 2011 through February 29, 2012, $18,200.00 per month, plus sales tax.
March 1st, 2012 through February 28, 2013, $18,928.00 per month, plus sales tax.
March 1st, 2013 through February 28, 2014, $19,685.12 per month, plus sales tax.
March 1st, 2014 through February 28, 2015, $20,472.52, per month, plus sales tax.
March 1st, 2015 through February 29, 2016, $21,291.43 per month, plus sales tax.

3.4           Landlord hereby acknowledges receipt from Tenant of $55,692.00, said sum representing payment of the first installment of Monthly Rent hereunder, inclusive of sales tax (i.e.: $19,292.00), together with an additional $18,200.00 which will be held by Landlord and applied toward the last Monthly Rent, plus the Security Deposit pursuant to paragraph 25 herein (i.e. $18,200.00). When the last Monthly Rent payment is due, Tenant shall pay Landlord the appropriate amount which when added to the $18,200.00 already paid to Landlord will be sufficient to fully pay the last Monthly Rent including sales tax.

3.5      Tenant and Landlord hereby acknowledge and agree that the Rent agreed to herein is not based on a strict calculation of square footage area times the square foot rate; rather, the Base Rent agreed to herein is based on a combination of factors, including, without limitation, length of the Lease, location of the Premises, finish-out requirements, approximate size of the Premises, financial capacity of the Tenant, general market conditions at the time of execution of the Lease, and numerous other factors.

ARTICLE 4
Intentionally omitted

ARTICLE 5
SALES TAXES, USE TAXES, OTHER TAXES, AND OTHER CHARGES

5.1      Tenant shall pay before delinquency all personal property taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Premises and on additions and improvements in the Premises belonging to Tenant. Tenant shall also pay, as Additional Rent, all sales tax assessed against the rent stated herein by governmental authority, concurrently with payment of the Rent.

ARTICLE 6
SERVICES TO BE FURNISHED AND EASEMENT

6.1 Electric current is available at the Premises, but separately metered and at Tenant’s sole expense. Tenant shall be solely responsible for opening and maintaining an account for electricity with the publicly regulated utility company that provides electrical service for the Property (currently Florida Power and Light) upon Tenant’s occupancy of the Premises. Tenant shall be solely responsible to pay for electricity necessary to operate within the Premises, including electrical power for heat, ventilation, and air conditioning (HVAC) and to operate the elevator(s). Tenant shall have access to the Premises 7 days a week, 24 hours a day, 365 days a year, subject only to Force Majeure as set forth in paragraph 35.16.

6.2 Other than the furnishing of cables, optics and other appurtenances for internet and other communication from 2000 Main Street and/or 2000-2002 Ultimate Way, Weston, FL (the “Information Technology Facilities”), Tenant will not bring electric or plumbing into the premises, and will not install or operate any electric equipment or other machinery except light office machines (such as computers, printers, copiers, facsimile machines, typewriters and adding machines) without first obtaining the consent in writing of the Landlord, who may condition such consent upon the payment by Tenant of Additional Rent.

6.3 Landlord shall supply and be responsible for payment of all water and sewer costs to the Premises. It is understood that the electricity and water to be supplied by Landlord under utilities referenced in this paragraph will not be generated by Landlord, but will be obtained from a public utility company supplying same, and it is therefore agreed that Landlord shall in no event be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of electric current and/or water the utility shall be changed by the public utility company, nor shall Landlord be responsible for any failure on the part of such applicable public utility company to furnish any of such services during any period 1) wherein Tenant shall be in default in the payment of rent, or 2) in which Landlord is current in its payments (if any) to such public utility company.

6.4      Landlord hereby agrees to grant to Tenant, or to join in the execution of, a non-exclusive easement on, over, across, through and below the building and the Property for the installation, operation, repair and replacement of private cables, optics, wires, raceways, relays, and all necessary appurtenances for the furnishing of information and internet communication connections, and networking (“Information Technology Facilities”) to run from, and facilitate hookup and connection between, the Premises and that certain property located at 2000 Main Street, Weston, Florida, and/or 2000 Ultimate Way, Weston, Florida (“Easement”). Landlord hereby grants to Tenant the right to connect the Information Technology Facilities from the Easement area to the Property, which right shall be a leasehold appurtenance, and which right shall continue in full force and effect for so long as this Lease, together with any exercised option term, is in effect. The Easement shall be in recordable form and shall be in substantially the form and substance as attached hereto as Exhibit “B” (“Easement Agreement”). The Easement Agreement shall be executed by Landlord at the time of execution of this Lease, and thereafter recorded in the Public Records of Broward County, Florida. The Easement Agreement shall be for a term to be commensurate with the Term of this Lease, together with any exercised Option Term, and/or the term of Tenant’s lease of premises located at 2000 Main Street, Weston, Florida. Failure of Landlord to execute the Easement Agreement and cooperate with Tenant in good faith shall constitute a default in this Lease by Landlord. In addition to the joinder in the execution of the Easement Agreement, Landlord hereby agrees to reasonably cooperate with Tenant and its contractor(s) in their construction and installation of the Information Technology Facilities within the Easement so as to not cause harm to, or delay of, the installation of same; and further to take all actions reasonably requested by Tenant in connection with the Easement and Tenant’s installation of the Information Technology Facilities, including but not limited to execution of additional easements, any permits, or other documentation which may be reasonably requested or required of them in order to accomplish the installation of same. Tenant shall pay all costs associated with the Easement including, without limitation, survey costs, engineering fees, legal fees, and any and all costs incurred in running the Information Technology Facilities, to the Premises and 2000 Main Street, Weston, Florida, and/or 2000-2002 Ultimate Way, Weston, Florida, including without limitation, construction costs, construction plans, engineering fees, and permit fees.

The Easement and the Information Technology Facilities shall be designed and installed so as to minimize any interference with the use of the Building and Premises and shall be consistent with the aesthetic standards and appearance of the Building and Premises. At such time as Tenant vacates the Premises, Landlord may elect to keep the Information Technology Facilities or require Tenant to remove same and repair and restore the Building and Premises to its condition before such Information Technology Facilities were installed.

ARTICLE 7
USE OF PREMISES

7.1 Subject to and in accordance with all rules, laws, ordinances, statutes and requirements of all governmental authorities and the Fire Insurance Rating Organization and Board of Fire Insurance Underwriters, and any similar bodies having jurisdiction thereof, Tenant shall operate its business in the Premises during the term of this Lease under the name “Ultimate Software” and the Premises shall be occupied and used for the sole purpose of general office associated with software development, technology services, and customer support and training, and for no other purpose without the Landlord’s prior written consent.

7.2 Tenant shall not abandon or leave vacant the Premises, and shall not permit the use or occupancy of the Premises by any party other than Tenant, its agents, employees and invitees.

7.3 Tenant shall comply with all rules and regulations pertaining to Tenant’s use and occupancy of the Premises copies of which are attached hereto as Exhibit “C” (“Rules and Regulations”), as may be reasonably amended from time to time, which Rules and Regulations and any amendments thereto shall not materially interfere with Tenant’s use of the Premises or its business.

7.4      Tenant acknowledges that the Premises are subject use restrictions as set forth in those certain Restrictive Covenants and Conditions set forth in the public records of Broward County, Florida in official records book 31126, page 1880 through 1891 (the “Use Restrictions”). These Use Restrictions include, but are not limited to, prohibitions against the use of the Premises for (i) real estate brokerage activities, (ii) mortgage brokerage activities, (iii) insurance sales activities, including, without limitation, title insurance sales activities, (iv) retail sales, (v) medical facilities, or (VI) operating a State Farm Insurance Agency.

ARTICLE 8
MAINTENANCE OF DEMISED PREMISES

8.1 Landlord shall keep and maintain the HVAC system, the roof over the Premises and the structural portions of the exterior walls, all common hallways, parking areas, and any other common areas of the Property in good repair, provided that Tenant shall give Landlord prior notice of the necessity for such repairs and further provided that any damage thereto shall not have been caused by any act or negligence of Tenant, its employees, agents, invitees, subtenants, assignees or contractors, in which event such damage shall be promptly repaired by Tenant. Other than for Landlord’s negligent acts or omissions, in no event shall Landlord be liable for damages, or for lost business, or for injuries to person(s) or property arising from the Landlord’s failure to make such repairs, nor shall Landlord be liable for damages, for lost business, or for injuries to person(s) or property arising from defective workmanship or materials used in making such repairs. Except as specifically provided herein, Landlord shall not be responsible for any maintenance repairs or the making of any improvements of any kind in or upon the Premises.

8.2 Tenant shall keep and maintain in good order, condition, and repair (which repair shall mean replace if necessary) the Premises and every part thereof, except as hereinbefore provided, including, without limitation, the exterior and interior portions of all doors, door checks, windows, glass, utility facilities, plumbing and sewage facilities within the Premises, interior walls, floors, and ceilings, including painting and carpeting, and all interior improvements, and shall, at all times, comply with applicable building codes. If Tenant refuses or neglects to commence or complete any of the obligations above set forth promptly and adequately within ten (10) days after notice from Landlord, Landlord may, but shall not be required to do so, make or complete said maintenance or repairs and Tenant shall pay the cost thereof to Landlord upon demand, said cost to be considered as Additional Rent hereunder.

ARTICLE 9
INSTALLATIONS AND ALTERATIONS

9.1 Tenant, by occupancy hereunder, accepts the Premises as being in good repair and condition, and “AS IS”. Tenant shall maintain the Premises and every part thereof in good repair and condition, reasonable use, ordinary decay and wear and tear excepted.

9.2 Subject to the provisions of Section 9.5 below, Tenant shall not make or suffer to be made any alterations, additions or improvements to or of the Premises or any part thereof (“Tenant Improvements”) without prior written consent of Landlord, which consent is hereby given as to Tenant Improvements set forth in Exhibit “B”, and which consent the Landlord covenants and agrees shall not be unreasonably withheld. In the event Landlord consents to the proposed alterations, additions or improvements, the same shall be at Tenant’s sole cost and expense; shall be in accordance with all applicable laws, ordinances, codes, and regulations; shall be in accordance with plans and specifications which Tenant shall submit to Landlord at the time of Tenant’s request for Landlord’s written consent; and Tenant shall hold Landlord harmless on account of the cost thereof. Any such alterations shall be made at such times and in such manner as not to interfere unreasonably with the occupation, use and enjoyment of the remainder of the Property by the other tenants thereof. If required by Landlord, such alterations shall be removed by Tenant upon the termination or sooner expiration of the term of this Lease and Tenant shall repair damage to the premises caused by such removal, all at Tenant’s cost and expense. Landlord may withhold its approval and/or consent to any alteration, addition, and/or improvement that does not comply with any applicable laws, ordinances, codes, and/or regulations (including, without limitation, the Americans with Disabilities Act and all regulations issued thereunder), or that requires other alteration(s), addition(s), and/or improvement(s) to the Premises or the Property to comply with applicable laws, ordinances, codes, and/or regulations.

9.3 In no event shall Landlord be required to (i) compensate Tenant for alterations, additions, improvements or partitions erected by Tenant on or within the Premises, or (ii) compensate Tenant for equipment and trade fixtures installed by Tenant on or within the Premises and which are not removed by Tenant at Lease termination or early vacation or the Premises by Tenant. Prior to commencing any work in excess of $5,000.00 in, on or about the Premises, Building or Property, Tenant shall:

(1)	Notice of Commencement. File a Notice of Commencement with Broward County and provide Landlord with a copy of same;

(2)
Subcontracts. Enter into a contract with its contractor and/or other persons who will do the work and install the equipment referred to, which contract will provide, among other things, that said work shall be done and equipment installed in a good workmanlike manner in accordance with the plans and specifications previously approved and consents, authorizations, and licenses previously obtained and which contract shall provide that the contractor, subcontractor, or other person referred to above will look solely to Tenant for payment and will hold Landlord and the Premises free from all liens and claims of all persons furnishing labor or materials therefor, and will also provide that similar waivers of the rights to file liens shall be obtained from any and all said contractors or materialmen.

(3)
Indemnification. Indemnify and save Landlord harmless against any and all bills for labor performed and equipment, fixture, and materials furnished to Tenant in connection with said work as aforesaid and against any and all liens, bills or claims therefore or against the Premises and from and against all loss, damages, costs, expenses, suits, claims, and demands related to such work.

(4)
Insurance. Tenant and/or all contractors which Tenant employs shall procure and maintain at Tenant’s and/or Tenant’s contractors’ own cost and expense insurance against claims under Workman Compensation Acts with limits of $100,000.00 for Employers Liability Insurance.

(5)
Inspections. Landlord shall have the right to inspect the job during the course of construction, at Landlord’s expense, for the purpose of making inspections and insuring that Tenant and Tenant’s contractors, suppliers, and materialman comply with these conditions. However in no event shall Landlord’s inspectors interfere with, or delay Tenant’s Improvements and Landlord shall be liable for any damage occasioned as a result of such interference or delay.

9.4 Impact Fees. In the event Tenant’s alterations to the Premises cause the City of Weston to assess impact fees, Tenant shall be solely responsible for paying same. (In particular, Tenant acknowledges that the addition of plumbing fixtures may result in water and sewer impact fees being assessed by the City and that such fees shall be Tenant’s sole responsibility to pay.

9.5 Landlord Approved Tenant Improvements. Tenant proposes to construct, and Landlord by executing this Lease hereby approves the Tenant Improvements more fully set forth on Exhibit “B” attached hereto and to be made to Suite 204 in the future in the event Tenant leases same pursuant to Section 1.1_herein. Moreover, notwithstanding the provisions of Section 9.2 above, the Landlord Approved Tenant Improvements set forth on Exhibit “D”, once constructed, shall not be subject to Landlord’s request for removal, upon the expiration or earlier termination of the Lease.

ARTICLE 10
LEGAL USE, REGULATIONS AND VIOLATIONS OF INSURANCE COVERAGE

10.1 Tenant (a) shall occupy and use the Premises during the term and for the purpose above specified and none other; (b) shall not exhibit, sell or offer for sale on the Premises or on the Property any article or thing whatsoever (except those articles and things essentially connected with the stated use of the Premises) without the advance written consent of the Landlord; (c) shall not make nor permit any use of the Premises which, directly or indirectly, is forbidden by public law, ordinance or governmental regulation, Use Restrictions, or which may be dangerous to life, limb or property, or which may invalidate or increase the premium cost of any policy of insurance carried on the Property or covering its operation, or which may constitute a nuisance; and (d) shall comply with the Landlord’s Rules and Regulations currently in existence, and such other Rules and Regulations as the Landlord may hereafter adopt and make known to the Tenant by notice. In addition to all other liabilities for breach of any covenant of this paragraph, the Tenant shall pay to the Landlord an amount equal to the increased cost of insurance or damage. Tenant waives any claim against Landlord for any expenses or damage resulting from compliance with any of the said Rules and, Regulations, Use Restrictions, law or orders except if same is caused by Landlord.

10.2 Tenant recognizes that the Premises are subject to that certain Declaration of Covenants for Weston Town Center, as recorded in the public records of Broward County Florida, in official record book 30249 at page 1592, and all amendments thereto (“Weston Town Center Covenants”). Tenant’s rights, obligations, and restrictions under this Lease are subject to said Weston Town Center Covenants.

10.2           Landlord shall have the right to determine and prescribe the weight and property position of any unusually heavy equipment including safes, large files, etc., and to limit, restrict or exclude such equipment as well as other equipment and machinery which, in Landlord’s opinion, are unusually noisy or create unusual vibrations, or give off noxious odors. Landlord may also limit, restrict, or exclude medical and/or specimen pick up boxes, if applicable. Any damage occasioned in connection with the moving or installing of such aforementioned articles on the Property or the Premises or by reason of the existence of the same on the Property or the Premises shall be paid for by Tenant.

Article 11
(INTENTIONALLY OMITTED)

ARTICLE 12
TELECOMMUNICATIONS PROVIDERS

12.1 Tenant shall be responsible for obtaining its own telephone and telecommunications services at its sole cost and expense.

ARTICLE 13
MECHANIC’S LIEN OR CLAIMS

13.1 Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance, or charge arising out of any work performed at the request or direction of Tenant, of any contractor, mechanic, laborer or materialtnan which might be or become a lien, notice or intention of a lien, encumbrance or charge upon the Premises or the Property or the income there from. If any lien or notice of intention or notice of lien on account of an alleged debt of Tenant or any notice of contract by a party engaged by Tenant or Tenant’s contractor to work in the Premises or on the Property is filed, Tenant shall, within ten (10) days after notice of the filing thereof, cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien or other document to be discharged within the period provided, the Landlord, in addition to any other rights or remedies, may, but shall not be obligated to, discharge the same by procuring the discharge of such lien by deposit or by bonding proceedings. Any amount paid by Landlord and all costs and expenses, including attorney fees, incurred by Landlord in connection therewith, together with interest thereon at the maximum legal rate from the respective dates of Landlord’s making of the payment or incurring of the cost and expense, shall be paid by Tenant to Landlord immediately on demand. All such sums shall be considered Additional Rent hereunder. Nothing in this Lease shall be construed as in any way constituting a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer, or materialman for the performance of any labor or the furnishing of materials for any specific or general improvement, alteration, or repair of or to the Premises or to any buildings or improvements thereof, or to any part thereof.

ARTICLE 14
DESTRUCTION AND RESTORATION

14.1 In the event the Premises or the Property shall be damaged or destroyed by fire or other casualty, to the extent that the cost of repairing or replacing the same will equal or exceed fifty percent (50%) of the then replacement value thereof, the Landlord may, at its option, within sixty (60) days after the occurrence of such casualty, terminate this Lease upon written notice to the Tenant.

14.2 In the event the Premises or the Property shall be damaged or destroyed by fire or other casualty, to the extent that the cost of repairing or replacing the same will not equal or exceed fifty percent (50%) of the then replacement value thereof, or in the event Landlord does not elect to terminate this Lease as provided in Article 14.1 above, then Landlord shall repair the damage with reasonable dispatch after notice of such casualty, provided, however, the Landlord’s obligation to repair or restore shall be limited to restoring the structural portions of the Premises and shall not include repairs or the restoration of any of the Tenant’s fixtures, improvements or other alterations made by Tenant in or upon the Premises; provided, further, however, in the event such damage or destruction occurs during the last two (2) years of the term hereof, the Landlord shall have the option, to be exercised by notice to Tenant within ninety (90) days after the occurrence of any casualty, either to rebuild or to terminate this Lease. Notwithstanding anything provided herein to the contrary, the Landlord’s obligation to repair or to rebuild shall be limited to the amount of the insurance proceeds received by Landlord (less any costs incurred by Landlord in collecting the same) and if such amount is insufficient to rebuild the Premises, then Landlord shall have the option to terminate the Lease upon notice to Tenant within ninety (90) days after Landlord’s receipt of the entire net insurance proceeds payable with respect to such fire or casualty.

14.3 In the event this Lease is terminated in the manner set forth in this Article 14, the Rent, including Additional Rent, shall be apportioned to the time of such casualty. In the event this Lease is not terminated and Landlord elects to restore or repair the Premises, then the Rent payable by Tenant hereunder shall be equitably abated based on the approximate portion of the Premises which is usable, until such time as the damage to the Premises has been repaired.

14.4 In addition to all other payments, the Tenant shall pay to Landlord any loss deductible amount which may be payable by Landlord under its fire and casualty insurance policies in connection with any loss in or about the Premises, regardless of whether such loss was caused or occasioned by the negligence of Tenant, its agents, employees or sureties, unless such loss was caused or occasioned solely by the Landlord, its agents or employees.

Notwithstanding anything herein to the contrary, should Landlord elect to repair or replace the damaged Premises or Property, and Landlord fails to deliver the Premises as restored, within 240 days of the occurrence of the casualty, then Tenant shall have the right to terminate this Lease upon giving Landlord thirty (30) days notice to terminate.

ARTICLE 15
EMINENT DOMAIN

15.1           In the event during the term of the Lease the Premises, or any part thereof, or the Property, or any part thereof, are taken by condemnation or right of eminent domain, or by private purchase in lieu thereof, this Lease and the term hereby granted shall be terminable at the option of Landlord or Tenant and if Landlord so terminates then this Lease shall expire on the date when possession shall be taken by the condemnor or purchaser in lieu thereof and the rent herein reserved shall be apportioned and paid in full to that date and all prepaid rent shall forthwith be repaid by the Landlord to the Tenant. In the event neither Landlord nor Tenant elects to cancel or terminate this Lease as provided above, then the Landlord shall rebuild and restore the Premises as nearly as possible to their condition immediately prior to any such taking and this Lease shall continue in full force and effect except that, during such restoration, the rent payable hereunder shall be equitably apportioned in the proportion that the approximate square footage of the part of the Premises so taken bears to the total approximate square footage of the Premises immediately prior to such taking.

15.2           All compensation awarded or paid upon any total or partial taking of the Premises shall belong to and be the property of Landlord.

ARTICLE 16
INDEMNIFICATION AND INSURANCE

16.1 The Landlord shall not be liable for any damage or injury to any person or property, whether it be the person or property of the Tenant, the Tenant’s employees, agents, guests, invitees, or otherwise, by reason of Tenant’s occupancy of the Premises or because of fire, flood, windstorm, acts of God or for any other reason other than as a result of Landlord’s negligent or willful act, and in no event shall Landlord be liable for consequential damages of any kind suffered by Tenant or third parties. The Tenant agrees to indemnify and save harmless the Landlord from and against any and all loss, damage, claim, demand, liability or expense by reason of damage to person or property which may arise or be claimed to have arisen as a result of the occupancy or use of said Premises by the Tenant or by reason thereof or in connection therewith, or in any way arising on account of any injury or damage caused to any person or property on or in the Premises.

16.2 Tenant, at its expense, shall maintain at all times during the term of this Lease (i) public commercial general liability insurance with respect to the Premises, and the conduct or operation of the business therein, protecting Landlord and Tenant against any and all claims for injury and damage to persons or property or for the loss of life or property occurring in, on or about the Premises, arising out of the act, negligence, omission, nonfeasance or malfeasance of Tenant, its employees, agents, contractors, customers, licensees and invitees, with such insurance carrying minimum policy limits of not less than One Million Dollars ($1,000,000.00) for bodily injury or death to any one person or any number of persons in any one occurrence and not less than Two Million Dollars ($2,000,000.00) for bodily injury or death to more than one person in any one occurrence, and not less than One Million Dollars ($1,000,000.00) for property damage, and (ii) fire and casualty insurance (including coverage for windstorm and hurricane damage and losses) with respect to the Premises and all improvements thereon, with such insurance carrying minimum policy limits of not less than One Million Dollars ($1,000,000.00) at replacement cost. Tenant’s liability insurance shall, in addition, extend to any contractual liability of Tenant hereunder, including that arising out of the indemnities provided in this Lease. If the nature of Tenant’s operation is such as to place any or all of its employees under the coverage of local worker’s compensation or similar statutes, Tenant shall also keep in force, at its own expense, worker’s compensation or similar insurance affording statutory coverage and containing statutory limits. Landlord shall be named additional insured on all policies required hereby. Tenant shall deliver to Landlord and any additional named insured, at Landlord’s request and at any time (including prior to the Commencement Date), such fully paid for original policies or certificates of insurance, in form satisfactory to Landlord, issued by the insurance company or by its authorized agent. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof and, at Landlord’s request, deliver to Landlord (and any additional named insured) such renewal policy or certificate thereof. All such policies shall be issued by companies of recognized responsibility licensed to do business in the State of Florida and all such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional named insured are given at least thirty (30) days’ prior written notice of such cancellation or modification.

16.3 Landlord’s Indemnity. Landlord shall indemnify, defend and hold Tenant harmless from and against all loss, claim, demand, damage, liability or expense, including reasonable attorneys’ fees and costs, resulting from any injury to or death of any person or any loss of or damage to any property caused by or resulting from any negligent or willful act or omission of Landlord or any officer, employee, agent, contractor or licensee of Landlord in or about the Premises, or the Property. In no event shall Landlord be liable for consequential damages of any kind suffered by Tenant or third parties. The foregoing provision shall not be construed to make Landlord responsible for loss, damage, liability or expense resulting from injuries to third parties caused by any act, omission or negligence of Tenant or of any officer, employee, agent contractor, invitee or visitor of Tenant.

ARTICLE 17
ESTOPPEL CERTIFICATE, ATTORNMENT AND SUBORDINATION

17.1 Within ten (10) days after written request by Landlord, Tenant shall deliver to Landlord a written acknowledged statement certifying the Tenant has accepted possession of the Premises, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), such other factual matter as may be requested by Landlord, and the dates to which the rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Article may be relied upon by any prospective purchaser or mortgagee of the Property or any portion thereof.

17.2 Upon request of Landlord, the holder of any mortgage on the Property, or any purchaser of the Property, Tenant shall attorn to any purchaser or mortgagee of the Property upon any sale or mortgage of same, shall recognize such purchaser or mortgagee as Landlord under this Lease, and shall execute any and all documents or instruments which may be reasonably requested by the purchaser or mortgagee of the fee of the Property of which the Premises form a part.

17.3 This Lease and the Tenant’s rights hereunder are and shall always be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the land and buildings of the Property of which the Premises form a part, and to all advances hereafter made from time to time upon the security thereof. Landlord and Tenant agree that this Lease be and hereby is made subject and subordinate at all times to all ground and underlying leases which may now or hereinafter affect the Property of which the Premises form a part. The term “mortgages” as used herein shall be deemed to include trust indentures and deeds of trust and includes all renewals, modifications, consolidations, participations, replacements and extensions thereof. Nevertheless, the aforesaid provisions shall be self-operative and no further instrument of subordination shall be required by any such Landlord or mortgagee. In the event Landlord or any Landlord under any ground lease or any mortgagee desires confirmation or other documentation of such subordination, Tenant shall execute promptly any certificate that Landlord may request.

17.4 Tenant, upon written request of any party in interest, shall execute promptly such instruments and certificates as needed to carry out the intent of paragraphs 17.1, 17.2, and 17.3, above.

17.5 This Lease shall not be recorded without the prior written consent of Landlord. Any recordation of this Lease without such prior written consent shall be deemed a default hereof.

ARTICLE 18
PROPERTY IN DEMISED PREMISES

18.1           All of Tenant’s personal property of every kind or description which may at any time be in the Premises shall be at Tenant’s sole risk, or at the risk of those claiming under Tenant. The Landlord shall not be liable for any damage to said property or loss of business suffered by Tenant which may be caused by or from any source whatsoever, including the bursting, overflowing or leaking of sewer or steam pipes from the heating or plumbing fixtures, or from electric wires, or from gas or odor, or from any acts or omissions of persons or entities, or from any other cause whatsoever, unless caused by Landlord’s negligence.

18.2           The Tenant hereby pledges and assigns to the Landlord all the furniture, fixtures, goods, and chattels of said Tenant, which shall or may be brought or put on said Premises as security for the payment of the rent herein reserved, and the Tenant agrees that the said lien may be enforced by distress foreclosure or otherwise at the election of the said Landlord.

ARTICLE 19
ACCESS TO DEMISED PREMISES

19.1           Tenant shall permit Landlord or Landlord’s agents to inspect or examine the Premises at any reasonable time, upon reasonable advance written notice to Tenant, in no event less than forty-eight (48) hours, and at any time in emergencies, and shall permit Landlord to enter and make such repairs, alterations, improvements or additions in the Premises, or to the building of which the Premises are a part, that Landlord may deem desirable or necessary or which Tenant has covenanted herein to do and has failed to do, and the rent shall in no manner abate while such repairs, alterations, improvements or additions are being made by reason of loss or interruption of the business of Tenant because of the prosecution of such work.

ARTICLE 20
ASSIGNMENT

20.1 Tenant shall not, by operation of law or otherwise, assign this Lease or sublet all or any part of the Premises without the prior written consent of Landlord, which consent may be withheld by Landlord for any reason whatsoever. Notwithstanding anything contained herein to the contrary, Landlord’s consent shall not be required in the event of assignment to an affiliate of Tenant or as a result of any merger, consolidation, sale of all or substantially all of the assets of Tenant, or the sale or other transfer of a controlling percentage (70% or more) of the capital stock of Tenant or the sale of seventy percent (70%) or more of the value of the assets of the Tenant. In the event of any approved assignment or subletting, (i) Tenant shall not be discharged of its obligations under this Lease but shall remain liable therefor; and (ii) the assignee or subtenant shall not let or underlet the whole or any part of the Premises or assign this Lease or said sublease without Landlord’s prior written consent. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary, or by operation of law, of any partner or partners owning seventy percent (70%) or more of the partnership, or the dissolution of the partnership, shall be deemed an assignment. If Tenant is a corporation, any dissolution, or other reorganization of Tenant, shall be deemed an assignment. Without in any way limiting Landlord’s absolute discretion concerning approval or disapproval of any proposed assignment or subletting, Landlord shall be under no obligation even to consider an assignment or subletting by Tenant until (a) Tenant has delivered to Landlord a written request (hereinafter the “Request”) for such approval, which Request must specify the terms of the proposed assignment or subletting and must include the proposed date on which such assignment or subletting is to occur, (b) Tenant and the proposed assignee and/or subtenant, as the case may be, have furnished Landlord with full and complete financial information and documentation acceptable to Landlord in its sole discretion, and (c) Tenant has delivered to Landlord the non-refundable sum of One Thousand Dollars ($1000.00), said sum representing the parties’ agreement of the cost to Landlord incidental to Landlord’s consideration of the Request.

20.2 If Landlord consents to any assignment or sublease of the Premises, or any part thereof, Tenant shall in consideration therefor pay to Landlord, as Additional Rent, (i) all of Landlord’s attorneys’ fees and legal costs incident to such assignment or subletting, and (ii) all of the Excess Sublease Rent less the reasonable and customary out-of-pocket transaction costs incurred by Tenant in connection with such subletting, including attorney’s fees, brokerage commissions, and alteration costs (which transaction costs shall be amortized on a straight-line basis over the sublease term). As used herein, the term Excess Sublease Rent shall mean all rent, additional charges, and other consideration payable to Tenant by the subtenant or assignee for or by reason of such sublease or assignment and which are, in the aggregate, in excess of the rent payable under this Lease for the subleased or assigned space during the term of the sublease or assignment, including but not limited to (a) sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax returns; and (b) sums paid for services provided by Tenant to such subtenant or assignee (including, without limitation, secretarial, word processing, receptionist, conference rooms, library) in excess of the fair market value of such services. Any amounts payable by Tenant hereunder shall be paid by Tenant to Landlord as and when amounts on account thereof are due or paid, whichever occurs first, by any subtenant or assignee to Tenant, and Tenant agrees to advise Landlord promptly thereof and furnish such information with regard thereto as Landlord may request from time to time. Landlord shall have the right at any time and from time to time upon prior notice to Tenant to audit and inspect Tenant’s books, records, accounts, and federal income tax returns to verify the determination of Additional Rent payable hereunder.

ARTICLE 21
DEFAULT BY TENANT

21.1
Upon the happening of any one or more of the events as expressed below in (a) through (h), inclusive, the Landlord shall have, in addition to any and all rights and/or remedies afforded elsewhere in this Lease and/or under law, any and all rights and remedies hereinafter set forth in this Article 21:

(a) In the event Tenant should fail to pay, in full and without setoff or deduction, one or more installments of Monthly Base Rent, or any other sums required to be paid hereunder, and after notice and opportunity to cure for failure to pay any sum other than Monthly Base Rent, as such notice is provided in Article 21.1(h) herein, whether Additional Rent or otherwise, as and when the same becomes due;

(b) In the event a petition in bankruptcy (including any proceeding under the Bankruptcy Act) be filed against the Tenant and such petition is not dismissed within thirty (30) days from the filing thereof, or in the event Tenant is adjudged a bankrupt or files any bankruptcy petition;

(c) In the event an assignment for the benefit of creditors is made by Tenant;

(d) In the event of an appointment by any Court of a receiver or other Court officer of Tenant’s property and such receivership is not dismissed within thirty (30) days from such appointment;

(e) In the event Tenant removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of business, furniture, effects or other property of the Tenant therein;

(f) In the event Tenant, before the expiration of the term hereof, and without the prior written consent of the Landlord, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased;

(g) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the Premises, or upon the interest of Tenant in the Lease, and the same is not satisfied or dismissed within five (5) days from such levy;

(h)  In the event Tenant violates any other terms, conditions, or covenants of this Lease, and fails to remedy the same within ten (10) days after written notice thereof is given by Landlord to Tenant.

21.2 In the event of any such default or breach as specified in Article 21.1, above, the Landlord, in addition to any and all rights and/or remedies afforded in the Lease and/or under law, shall have the right, at the option of Landlord, (i) to terminate this Lease without further notice to Tenant, and to thereupon re-enter and take possession of the Premises, upon due legal process, in which event Landlord shall be entitled to recover from Tenant the amount described in paragraph 21.4, below, (ii) to retake possession on account of the Tenant, in which event the terms of paragraph 21.3, below, shall apply, or (iii) without further notice, to declare the Remaining Rent (hereinafter defined) immediately due and payable without regard to whether or not possession shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

21.3 In the event Landlord retakes possession of the Premises on account of the Tenant, pursuant to paragraph 21.2(ii), above, Landlord may do so upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event all costs and expenses of such re-letting, including necessary renovations and alterations of the Premises, cleaning expenses, reasonable attorneys’ fees and any real estate commissions, shall accrue as Additional Rent due Landlord. If a sufficient sum shall not be thus realized or secured by re-letting the Premises to pay all rent and other charges due hereunder, at Landlord’s option (i) Tenant shall pay Landlord any and all monthly deficiencies, notwithstanding Landlord may have received rental in excess of the rental stipulated in this Lease in previous or subsequent months, and Landlord may bring actions therefore as such monthly deficiency shall arise or at such other time or times as Landlord deems appropriate, or (ii) Tenant shall, at the conclusion of the term of this Lease, pay all Remaining Rent (hereinafter defined) immediately and in full. Nothing herein, however, shall be construed to require Landlord to re-enter and/or re-let as the agent and for the account of Tenant, nor to pay Tenant any surplus of any sums received by Landlord on a re-letting of the Premises in excess of the rent provided in this Lease.

21.4 In the event Landlord terminates this Lease in accordance with paragraph 21.2(i), above, Tenant shall pay to Landlord all Remaining Rent (hereinafter defined) reduced to present value and further reduced by the amount, if any, of rent actually received by Landlord from a replacement tenant during the remaining term of the Lease less all costs and expenses incurred by Landlord for such re-letting, including necessary renovations and alterations of the Premises, cleaning expenses, reasonable attorneys’ fees and any real estate commissions. In making the determinations required pursuant to this paragraph, Tenant specifically agrees that any affidavit procured by Landlord from an independent certified public accountant concerning present value of the Remaining Rent shall conclusively establish such present value.

21.5 As used herein, the term “Remaining Rent” shall mean all unpaid Rent.

21.6 The Landlord shall have the right to remove all or any part of the Tenant’s property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of, Tenant, and the Landlord shall not be responsible for the care or safekeeping thereof, and the Tenant hereby waives any and all loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts other than occasioned as a result of the negligent or willful acts or omissions of Landlord.

21.7 No re-entry or taking possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default or breach. Any re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty for trespass or forcible entry.

21.8 Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of or in derogation of any right or remedy given to it under any law or provision hereof now or hereafter in effect.

21.9 The waiver by Landlord of any breach of any term, condition or covenant herein contained shall not be deemed to be a waiver of any subsequent breach of such term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent or approval to or of any subsequent or similar act by Tenant. No re-entry hereunder shall bar the recovery of rents or damages for the breach of any of the terms, conditions or covenants on the part of Tenant herein contained. The receipt of rent after breach or condition broken, or delay on the part of Landlord to enforce any right hereunder, shall not be deemed a waiver or forfeiture, or a waiver of the right of Landlord to terminate this Lease or to re-enter the Premises or to re-let same, or to seek any remedy hereunder.

21.10           In the event of litigation for a dispute concerning the terms and provisions of this Lease, or to enforce the performance of any obligation hereunder, the prevailing party shall pay the other party’s reasonable attorney’s fees and costs through the appellate trial.

ARTICLE 22
SURRENDER OF PREMISES/HOLDING OVER

22.1 On the termination or expiration of this Lease, Tenant shall surrender the Premises to Landlord (a) broom clean and in good condition and repair (normal wear and tear excepted), (b) free of mold, debris, and/or waste, (c) free of “Hazardous Substances” (as defined in Article 26), (d) in a condition which complies with all Environmental Laws (as defined in Article 26), and (e) in conformance with all other requirements of this Lease. Normal wear and tear shall not include any damage or deterioration that would have been prevented by proper maintenance by Tenant or by Tenant otherwise performing all of its obligations under this Lease. Tenant shall remain liable to Landlord for any and all damage occasioned by or in connection with Tenant’s surrender of the Premises. All fixtures, alterations, additions, and/or improvements to the Premises, except those which Landlord requires Tenant to remove, and except for Tenant’s personality and removable trade fixtures, including but not limited to partitions and cubicles, shall remain in the Premises as the property of Landlord.   Tenant shall deliver the Premises in similar condition as exists at the commencement of this Lease, reasonable wear and tear excepted.

22.2 In the event Tenant remains in possession of the Premises after the expiration or termination of the tenancy created hereunder and without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a Tenant at sufferance until such time as Tenant surrenders possession in accordance with the terms of this Article 22 or until a court of competent jurisdiction awards Landlord possession of the Premises, and Tenant shall be liable during said holdover for a monthly rental equal to one and one-half (1.5) times the Monthly Rent payable during the last month of the Lease term. In addition to such double rent during holdover, Tenant agrees to pay all other sums payable as Additional Rent hereunder.

ARTICLE 23
QUIET ENJOYMENT

23.1 Landlord agrees that if Tenant pays the rent and other charges herein provided and shall perform all of the covenants and agreements herein stipulated to be performed on Tenant’s part, Tenant shall, at all times during said term, have the peaceable and quiet enjoyment and possession of the Premises without any manner of hindrance from Landlord or any persons lawfully claiming through Landlord, and shall and may peaceably and quietly hold and enjoy the said Premises and common areas, including but not limited to parking areas, sidewalks, entrances, exits, lobbies, restrooms and lounges for the term aforesaid, except as to such portion of the Premises or Property as shall be taken under the power of eminent domain or which may be claimed by any mortgagees of the Premises or the Property.

ARTICLE 24
NOTICES

24.1 Any notice, request, demand, approval, consent or other communication which Landlord or Tenant may be required or permitted to give to the other party shall be in writing and shall be mailed by certified mail, return receipt requested, to the other party at the address specified below, or by hand delivery or to such other address as either party hereof shall have designated by notice to the other:

If to Landlord:
Micari Holdings, LLC
398 E. Dania Beach Blvd. #105
Dania Beach, Fl 33004
Attn: Sara Szpektor

with a copy to:
Iden Law Offices
3240 Corporate Way
Miramar, Florida 33025
Attn: Bruce F. Iden, Esq.

If to Tenant:
Ultimate Software Group, Inc.
1830 Main Street
Suite 100
Weston, Florida 33326

with a copy to:
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL 33326
ATTN: Robert J. Manne, General Counsel

with a copy to:
Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, Florida 33326
Attn: Chief Financial Officer

All notices shall be deemed to have been given upon deposit in the United States mail, postage prepaid and properly addressed as provided above or upon delivery to Tenant at the Premises, either in person or by posting a copy of any such notice on the front door of the Premises.

ARTICLE 25
SECURITY DEPOSIT

Concurrently with the execution of this Lease, Landlord hereby acknowledges receipt (by check subject to collection) the amount of $18,200.00, representing security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provision relating to the payment of Rent, and the condition of the Premises when surrendered, Landlord may (but shall not be required to) use, apply or retain all or any part of the Security Deposit for the payment of Rent or any other sum in default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) business days after receipt of written demand therefor, deposit cash with Landlord in the amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a breach of this Lease. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, and conditions of this Lease, the security deposit shall be returned to Tenant with interest actually accrued, if any, after the expiration of the Lease and after the delivery of the Premises to Landlord. The Security Deposit shall be maintained in a Florida banking, savings and loan or other FDIC insured institution, in an interest bearing account, interest to accrue to the benefit of the party entitled to the Security Deposit upon termination of this Lease or otherwise as required by Florida law.

ARTICLE 26
ENVIRONMENTAL HAZARDS

26.1 As used herein, the term “Hazardous Substance” means any pollutant, contaminant, toxic or hazardous waste, dangerous substance, potentially dangerous substance, noxious substance, toxic substance, flammable, explosive, radioactive material, urea formaldehyde foam insulation, asbestos, PCBs, or any other substances the removal of which is required, or the manufacture, preparation, production, generation, use, maintenance, treatment, storage, transfer, handling, or ownership of which is restricted, prohibited, regulated, or penalized by any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. §§9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. §§5101 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. §§6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. §§1251 et seq.), the Clean Air Act (42 U.S.C. §§7401 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. §§2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. §§651 et seq.), as these laws have been amended or supplemented (hereinafter collectively termed “Environmental Laws”).

26.2 Tenant shall not use in any way, or permit or suffer the use of the Premises or any part thereof, to either directly or indirectly prepare, produce, generate, manufacture, refine, treat, transport, store, maintain, handle, dispose of, transfer, or process any Hazardous Substance, unless it has received the prior written consent of Landlord, which may be unreasonably withheld. Any Hazardous Substance that Landlord permits Tenant to treat, store, transfer, or dispose of must be done in strict compliance with any and all federal, state, county, or municipal statutes or laws now or at any time hereafter in effect, including but not limited to, the Environmental Laws.

26.3 Landlord shall have the right to conduct an environmental audit at the Premises prior to and/or at the termination or expiration of the Lease and to enter upon Tenant’s premises to conduct same. The decision whether to conduct such audit shall be within the sole discretion of Landlord. The audit shall consist of such examinations, tests, inspections, samples, and reviews as Landlord or its consultant shall determine to be advisable. The audit shall be performed by a consultant of Landlord’s choice. Failure to conduct an environmental audit or to detect conditions attributable to Tenant’s operations if such audit is conducted shall in no fashion be intended as a release of any liability for environmental conditions subsequently determined to be associated with Tenant’s operation. Tenant shall be and remain liable for any environmental condition related to its operations regardless of when such conditions are discovered and regardless of whether or not Landlord conducts an environmental audit prior to and/or at the termination of the Lease. The obligations set forth in this clause shall survive the termination or expiration of the Lease.

26.4 Any environmental audit performed hereunder shall be prepared for the sole and exclusive use of Tenant and Landlord, and Tenant shall not release such assessment, or any information contained therein, to any third party (including, without limitation, any governmental agency) except if required by law or upon the prior written consent of Landlord, which consent may be withheld in Landlord’s sole discretion.

26.5 Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorney’s fees which are or may be suffered by or claimed against Landlord, based in whole or in part upon the breach by Tenant of any provision of this Article 26.

26.6  The obligations within this Article 26 shall survive the expiration or earlier termination of the Lease.

ARTICLE 27
WAIVER

27.1 Failure of Landlord to declare any default immediately upon occurrence thereof or delay in taking any action in connection therewith shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized thereunder, either in law or in equity.

ARTICLE 28
MITIGATION

28.1 Landlord shall be obligated to mitigate damages after a default by Tenant under this Lease that results in Landlord regaining possession of all or part of the Premises if Landlord undertakes to lease the Premises to another tenant (a “Substitute Tenant”):

(a)  Landlord shall  have  no obligation  to solicit or entertain  negotiations with any  other prospective tenants for the Premises until Landlord obtains full and complete possession of the Premises.

(b) Landlord shall not be obligated to offer the Premises to any prospective tenant when other premises in the building suitable for that prospective tenant’s use are currently available.

(c) Landlord shall not be obligated to lease the Premises to a Substitute Tenant for a rental rate less than the current fair market rental rate then prevailing for similar space in comparable buildings within the same market area as the Premises.

(d) Landlord shall not be obligated to enter into a new lease under terms and conditions that are commercially unreasonable.

(e) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant that does not have, in Landlord’s reasonable opinion, sufficient financial resources or operating experience to operate the Premises in a first-class manner.

(f) Landlord shall not be obligated to enter into a lease with any Substitute Tenant whose use of the Premises would:

(i) Violate any restriction, covenant, or requirement contained in the lease of another tenant in the building; or

(iii) Be incompatible with the operation of the building as a first-class building.

28.2 Tenant’s right to seek and/or obtain any remedy against Landlord as a result of a default by Landlord under this Lease shall be limited by the terms and conditions of this Lease, and shall be conditioned on Tenant taking all actions reasonably required, under the circumstances, to minimize any loss or damage to Tenant, or to Tenant’s Property or business, or to any of Tenant’s officers, employees, agents, invitees, or other third parties that may be caused by any such default of Landlord.

ARTICLE 29
DEFINITION OF LANDLORD

29.1 The term “Landlord” as used in this Lease means only the owner or the mortgagee in possession for the time being of the Property, so that in the event of any sale of said Property or an assignment of this Lease or any underlying lease or a demise of said Property, Landlord shall be and hereby is entirely freed and relieved of all obligations of Landlord hereunder, and it shall be deemed without further agreement between the parties and such purchasers, or assignee(s) that the purchaser or assignee has assumed and agreed to observe and perform all obligations of Landlord hereunder. The provisions of the preceding sentence shall be applicable to any successor Landlord.

ARTICLE 30
TENANT’S REMEDIES

30.1 Tenant shall, and hereby agrees to, look solely to Landlord or Landlord’s successor in interest in the Premises for the satisfaction of each and every damage claim of Tenant against Landlord arising out of or in any way relating to this Lease and any rights hereunder or incidental hereto.

ARTICLE 31
NOTICE TO MORTGAGEE AND GROUND LANDLORD

31.1 After receiving notice from any person, firm, or other entity that it holds a mortgage which includes  the Premises as part of the mortgaged premises, or that it is the ground Landlord under a lease with  Landlord, as ground Tenant, which includes the Premises as a part of the leased premises, no notice from  Tenant shall be effective unless and until a copy of the same is given to such holder or ground Landlord  and the curing of any of Landlord’s defaults by such holder or ground Landlord shall be treated as  performance by Landlord. As of the date of execution of this Lease, there is no mortgage or ground  landlord other than: NONE and NONE.

ARTICLE 32
ASSIGNMENT OF RENTS

32.1 With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of such mortgage or ground lease on property which includes the Premises, Tenant agrees (i) that the execution thereof by Landlord and the acceptance thereof by the holder of such mortgage, or the ground Landlord, shall never be treated as any assumption by such holder or ground Landlord of any of the obligations of Landlord hereunder, unless such holder, or ground Landlord, shall by notice sent to Tenant specifically otherwise elect, and (ii) that, except as aforesaid, such holder or ground Landlord shall be treated as having assumed Landlord’s obligations hereunder only upon the foreclosure of such holder’s mortgage and the taking of the position of the Landlord, or in the case of a ground Landlord, the assumption of Landlord’s position hereunder by such ground Landlord.

ARTICLE 33
LANDLORD’S DEFAULT

33.1 Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

ARTICLE 34
OPTIONS TO RENEW

(a) First Renewal Option. Provided that there are no material Tenant defaults under this Lease which have not been cured, this Lease may be renewed or extended for one (1) additional term of two (2) years by Tenant giving written notice to Landlord of its interest to renew not less than seven (7) months prior to the expiration of the then current term. All conditions and covenants of the Lease shall continue in full force and effect during such additional term except that:

(i) the monthly rent described in Article 3.3 of this Lease shall be the then Prevailing Market Rental (as defined below) for similar space, accounting for any concessions which are then standard in the market. Notwithstanding anything to the contrary contained herein, provided Landlord has acted in good faith and has not created any unreasonable delays, in the event Tenant and Landlord do not mutually execute a Lease Renewal (which Renewal shall only affect the Lease terms in accordance with Article 3.3 and shall leave all other terms and conditions of this Lease unchanged) within ninety (90) days of the expiration of the initial term of this lease, Tenant’s renewal option as described herein shall be null and void.

(b) Second Renewal Option.  Provided that there are no material Tenant defaults under this Lease which have not been cured at the time that the option herein set forth is exercised by Tenant, this Lease may be renewed or extended for one (1) additional term of five (5) years by Tenant giving written notice to Landlord of its interest to renew not less than seven (7) months prior to the expiration of the then current term. All conditions and covenants of the Lease shall continue in full force and effect during such additional term except that:

(i) the monthly rent described in Article 3.3 of this Lease shall be the then Prevailing Market Rental for similar space, accounting for any concessions which are then standard in the market. Notwithstanding anything to the contrary contained herein, provided Landlord has acted in good faith and has not created any unreasonable delays, in the event Tenant and Landlord do not mutually execute a Lease Renewal (which Renewal shall only affect the Lease terms in accordance with Article 3.3 and shall leave all other terms and conditions of this Lease unchanged) within ninety (90) days of the expiration of the then current term of this Lease, Tenant’s renewal option as described herein shall be null and void.

(c) The “Prevailing Market Rental” shall be the prevailing annual rental rate per rentable square foot for the Premises then being charged to new Tenants in the building and comparable buildings within the Weston Town Center for improved space comparable to the Premises (or adjusting the rental rate as appropriate for differences therein), which is agreed by Landlord and Tenant or determined by appraisal in accordance with the provisions of the balance of this Paragraph, taking into consideration use, location and floor level within the applicable building, the location, quality, age and reputation of the building, the definition of rental area or net rentable area, as the case may be, with respect to which such rental rates are computed, rent concessions or other allowances, abatements, lease assumptions or take-overs, differences in terms and provisions of the applicable leases such as pass-throughs of operating expenses and taxes, moving expenses, Tenant improvements, parking rights, the term of the lease (or renewal) under consideration, and the extent of services provided thereunder, applicable distinctions between “gross” leases and “net” leases, base year or expense stop figures for escalation purposes, other Tenant concessions and benefits such as new carpeting, paint and wall coverings for the Premises, and any other relevant term or condition in making such evaluation.

Within 30 days after Tenant shall have given notice to Landlord to renew the Lease for either the first renewal term or the second renewal term, Landlord and Tenant shall attempt to agree upon the Prevailing Market Rental for the extended term. If the parties agree on Prevailing Market Rental for the extended term during that period, they shall immediately execute an amendment to the Lease stating the Prevailing Market Rental and the amount of the fixed rent for such renewal term in question.

If the parties are unable to agree on the Prevailing Market Rental for the applicable renewal term within the 30 day period, then, within 10 days after the expiration of that period, each party, at its cost, and by giving notice to the other party, shall appoint a real estate appraiser with MAI designation and at least five years’ full time commercial appraisal experience in the area in which the Building is located to appraise the Premises and determine the fair rental value for the Premises, taking into consideration the factors described in the first paragraph of this Paragraph (c) above. If one party does not appoint an appraiser within ten days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser, and fair rental value so determined by that appraiser shall be the Prevailing Market Rental for purposes of this subparagraph.

If two appraisers are appointed by the parties as stated above, they shall independently establish fair rental value for the Premises. If the appraisers agree, the Prevailing Market Rental shall be the fair rental value of the property as agreed by the two appraisers. If they are unable to agree within 30 days after the second appraiser has been appointed, the Prevailing Market Rental shall be the fair rental value for the Premises as determined by the average of the two appraisals if the higher of the two appraisals is no greater than 110% of the lower of the two appraisals. If, however, the higher of the two appraisals is more than 110% higher than the lower appraisal, the two appraisers shall promptly appoint a third appraiser who shall appraise the Premises and independently determine fair rental value for the Premises, taking into consideration the factors described in the first subparagraph above. Each of the parties shall bear one half of the cost of appointing the third appraiser and of paying the third appraiser’s fee. The third appraiser shall have the qualifications stated above and shall further be a person who has not previously acted in any capacity for either party.

Within 30 days after the selection of the third appraiser, the Prevailing Market Rental shall be established as the fair rental value of the Premises as determined by an average of the three appraisers; provided, however, that if the low appraisal and/or the high appraisal are/is more than ten percent lower and/or higher than the middle appraisal, the low appraisal and/or the high appraisal shall be disregarded. If only one appraisal is disregarded, the remaining two appraisals shall be added together and their total divided by two to establish the Prevailing Market Rental. If both the low appraisal and the high appraisal are disregarded as stated in this Paragraph, the middle appraisal shall establish the Prevailing Market Rental for the Premises during the renewal term in question. In the event said established Prevailing Market Rental is unacceptable to Tenant, Tenant shall have the right to void its election to renew this Lease by giving Landlord written notice of its intention no later than fifteen (15) days after the establishment of the Prevailing Market Rental in accordance herewith.

ARTICLE 35
MISCELLANEOUS

35.1 If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

35.2 Except as herein otherwise expressly provided, the terms and provisions hereof shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and permitted assigns, respectively, of Landlord and Tenant. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant, but as reference only to those instances in which Landlord may have given consent to a particular assignment.

35.3 This writing contains the entire agreement between the parties hereto, and no agent, representative, salesman or officer of Landlord hereto has authority to make or has made any statement, agreement, or representation, either oral or written, in connection herewith, modifying, adding or changing the terms and conditions herein set forth. No modification of this Lease shall be binding unless such modification shall be in writing and signed by the parties hereto. Tenant warrants to Landlord that, if Tenant is a corporation, (a) the execution and delivery of this Lease has been duly authorized by the Board of Directors of the Tenant, (b) the making of this Lease does not require any vote or consent of shareholders. If Tenant is a partnership, or other entity, the individual(s) executing this Lease on behalf of Tenant represent(s) that he/she/they is/are empowered to execute this Lease on behalf of Tenant, and to bind Tenant hereto.

35.4 Pursuant to §404.056(8), Florida Statutes, Landlord hereby advises Tenant of the following: Radon is a naturally-occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of Radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding Radon and Radon testing may be obtained from your county public health unit.

35.5 To the extent permitted by applicable law, Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim arising out of this lease or Tenant’s occupancy of or right to occupy the premises.   This waiver is made freely and voluntarily, without duress and only after each of the parties hereto have had the benefit of advice from legal counsel on this subject.  Tenant further agrees that in the event Landlord commences any summary proceeding for non-payment of rent or possession of the Premises, Tenant will not interpose and hereby waives all right to interpose any counterclaim of whatever nature in any such proceeding.  Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding. Any suit, claim, and/or proceeding regarding the Premises or the rights, duties, and obligations set forth in this Lease, shall be brought exclusively in the appropriate court of law situated in Broward County Florida.

35.6 Landlord hereby represents that the Premises are vacant and available for occupancy by Tenant upon execution of this Lease, other than that portion of the Premises known as Suite 204. If Landlord is unable to give possession of Suite 204 of the Premises on date of commencement of the term hereof, because of holdover or retention of possession by any Tenant or occupant, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this Lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this Lease, but rent payable hereunder shall be abated (provided Tenant is not responsible for inability to obtain possession) until after Landlord has provided the premises to Tenant for Tenant’s occupancy.

35.7 Tenant shall comply with all laws, ordinances, rules and regulations of governmental authorities (including zoning laws and building codes) and insurance underwriters, and any other organization exercising similar functions, affecting the Premises, but this clause “35.7” shall not be construed to require Tenant to comply with any such laws, ordinances, rules or regulations which require structural changes in the Premises or the Property in which the Premises are located unless the same are made necessary by any act or work performed by Tenant or by the nature of Tenant’s business or by the manner of use of the Premises.

35.8 In the event that during any calendar year any payment of rent pursuant to the provisions of this Lease shall not be paid to, and received by, Landlord on or before the third (3rd) day following the date the same is otherwise payable pursuant to this Lease, then Tenant shall pay to Landlord, as and for a late charge of $.250.00 if payment is not received within five (5) days when due; and late fee shall be increased from $250.00 to $.500.00 if not received by ten (10) days of due date. This paragraph 35.8 is not intended to create, and does not create, a grace period for the payment of rent by Tenant; no such grace period exists under this Lease. In addition, if in any event Tenant attempts to make payment of any of the sums due under the terms of this Lease by way of a check that is returned unpaid from Tenant’s banking institution, Landlord shall be entitled to collect a fee equal to seventy-five dollars ($75.00) in each instance.

35.9 The submission of this Lease for examination does not constitute an offer to lease, and this Lease becomes effective only upon execution thereof by Landlord and Tenant.

35.10 Nothing contained in this Lease shall be deemed or construed as making the parties partners or co-venturers, or as making the Landlord an associate of Tenant in the conduct of its business, or as making either of the parties in any way responsible for the debts, losses, or obligations of the other; it being understood and agreed that the relationship between the parties is, and is limited to, that of Landlord and Tenant.

35.11 Tenant represents and warrants to Landlord that there are no claims for brokerage commissions or finder’s fees in connection with the execution of the Lease, other than:   NONE, and Tenant agrees to indemnify, defend and save Landlord harmless from all liabilities arising from such claims other than as noted herein, including, without limitation, the cost of counsel fees.

35.12 The captions or titles used throughout this Lease are for reference and convenience only and shall in no way define, limit or describe the scope or intent of this Lease. Words of any neuter gender used in this Lease shall be held to include both the masculine and feminine gender, and words in the singular number shall be held to include the plural, and vice versa.

35.13 With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or approval, Tenant in no event shall be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for, money damages, nor shall Tenant claim any money damages by way of set off, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, Tenant’s sole remedy in such event being an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment. To the extent Landlord seeks legal counsel in connection with any request made by Tenant to Landlord, whether for consent or approval or otherwise, Tenant shall pay to Landlord (as Additional Rent) Landlord’s costs incurred therefor, and Landlord may condition its response to Tenant’s request on Tenant’s prior payment of said costs incurred.

35.14 Force Majeure. In any case, where either party hereto is required to do any act, except the payment of rent or other money, the term for the performance thereof shall be extended by a period equal to any delay caused by or resulting from acts of God, the elements, weather, war, civil commotion, fire or other casualty, strikes, lockouts, labor disturbances, inability to procure labor or materials, failure of power, government regulations or other causes beyond such party’s reasonable control, whether such time be designated by a fixed date, a fixed time or a “reasonable time”.

35.15 It is understood and agreed between the parties hereto that time is of the essence of this Lease in connection with all monetary obligations contained herein.

35.16 Signage. Tenant at its sole cost and expense shall have the right to place, construct and maintain an exterior sign on the Leased Premises advertising its business on the Premises. Landlord shall have the right to approve such sign, which approval shall not be unreasonably withheld, and any sign that Tenant has the right to place, construct and maintain shall comply with all applicable laws and the sign standards as set forth in the Weston Town Center Covenants. Upon termination of the tenancy herein created, Tenant shall remove any sign so placed and repair any damage or injury to the Premises caused thereby.

35.17 Parking.  Tenant shall be entitled to the use parking spaces on an unassigned, non-reserved basis. These spaces may only be used for cars, trucks and vans. Parking is governed under the Weston Town Center Covenants.

35.18 THE PREMISES ARE HEREBY DESIGNATED AS “NON-SMOKING” PREMISES. ACCORDINGLY, ALL FORM AND MANNER OF SMOKING-INCLUDING, WITHOUT LIMITATION, CIGARETTE SMOKING, CIGAR SMOKING, AND PIPE SMOKING-SHALL BE AND IS STRICTLY PROHIBITED ON OR IN THE PREMISES AND ANY BREACH OF  THIS   PROHIBITION   BY TENANT SHALL  BE   DEEMED  A   DEFAULT  UNDER THIS   LEASE,   ENTITLING LANDLORD TO ANY AND ALL OF THE REMEDIES FOR DEFAULT AFFORDED UNDER THIS LEASE AND/OR UNDER LAW. IN THE EVENT OF SUCH A DEFAULT BY TENANT, THE NOTICE PROVISIONS OF PARAGRAPH 21.1(h) HEREOF SHALL NOT APPLY, AND LANDLORD SHALL BE ENTITLED TO ANY AND ALL REMEDIES WITHOUT NOTICE. TENANT AGREES THAT THE CONSPICUOUSNESS OF THIS CLAUSE PROVIDES TENANT WITH SUFFICIENT NOTICE OF BOTH THE SMOKING PROHIBITION HEREUNDER AND LANDLORD’S RIGHTS ON BREACH OF SAME.

35.19 Landlord and Tenant acknowledge that there exists some water intrusion in the Premises. If the water intrusion can be remedied with minor repair, such as caulking or sealant to doors, Tenant will remedy. If the repair requires more than minor repair, Landlord shall remedy same. The parties agree to jointly and in good faith resolve same.

35.20 Personal Property currently in Demised Premises.   Landlord and Tenant hereby acknowledge and agree that any and all items of personal property located in the Demised Premises at the commencement of this Lease shall belong to Tenant, for Tenant to keep or dispose of in its sole and absolute discretion.

SIGNED, SEALED AND DELIVERED                    Micari Holdings, LLC
IN THE PRESENCE OF:                        a Florida limited liability company
_________________________                      By: /s/ Sara Szpektor, Manager
                                 Dated: November 5, 2010

SIGNED, SEALED AND DELIVERED
IN THE PRESENCE OF:                        The Ultimate Software Group, Inc.,
                                a Delaware corporation

                                        /s/ Robert Manne
/s/ Crystal Schaffer
                                By: Robert Manne, Senior VP
                                Dated: November 5, 2010

                                EXHIBIT "A"
                               THE PREMISES

[                                                                                                                                                ]

[                                                                                                                                                ]

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                              Exhibit B

                              Easement Agreeement
This instrument prepared by
and record and return to:
Doretta  Martone Knoerr, Esq.
Becker & Poliakoff,  P.A.
3111 Stirling Road
Ft. Lauderdale, F1 33312

NON-EXCLUSIVE EASEMENT FOR IT FACILITIES

THIS EASEMENT is made as of the ____ day of ____, 2010, by and between WESTON COMMON AREA, LLC, a Florida limited liability company (“Common Area Owner”) (“Grantor”) and THE ULTIMATE SOFTWARE GROUP, INC., a Delaware corporation doing business in Florida as US GROUP (DE) INC. (“Grantee”), and joined by 2000 MAIN STREET ASSOCIATES, LLC, a Delaware limited liability company (“2000 Landlord”) and joined by MICARI HOLDINGS, LLC, a Florida limited liability company (“1830 Landlord”) for the purposes stated herein.

WITNESSETH:

WHEREAS, 2000 Landlord is the owner of the building and real property improvements located at 2000 Main Street, Weston, Florida; and

WHEREAS, 1830 Landlord is the owner of the building and real property improvements located at 1830 Main Street, Weston, Florida; and

WHEREAS, Common Area Owner is the owner of all Common Property within Weston Town Center, as set forth in that certain Declaration of Covenants for Weston Town Center, recorded on February 10, 2000 in Official Records Book 30249, Pages 1592 - 1702, of the Public Records of Broward County, Florida, as amended (the “Declaration”), subject to all other easements and restrictions of record; and,

WHEREAS, each of the above properties is subject to the Declaration; and,

WHEREAS, Grantor desires to grant an easement in favor of Grantee over those portions of the real property and improvements owned by them, as more particularly identified in that certain sketch attached hereto and made a part hereof as Exhibit “A” (the “Easement Parcel”) for the purposes stated herein; and

WHEREAS, 2000 Landlord and 1830 Landlord desires to join in and consent to the Easement granted to Grantee herein and to acknowledge and confirm Grantee’s right to connect the IT Facilities to the buildings and property owned by each in connection with leases by and between each of the 2000 Landlord and Grantee and 1830 Landlord and Grantee; and

WHEREAS, Common Area Owner, is desirous of granting an easement over its property, in favor of the Grantee, and its successors and/or assigns, for purposes of installation, operation, maintenance, repair and replacement of certain underground and above ground cable wires, connections, relays, raceways and appurtenances for connection of internet and other technology facilities (“IT Facilities”) to, from and between 2000 Main Street, Weston, Florida, and/or 1830 Main Street, Weston, Florida, and/or 2000-2002 Ultimate Way, Weston, Florida within an area of ten (10) feet in width (the “Easement Parcel”), all as more particularly provided herein; and

WHEREAS, 2000 Landlord and 1830 Landlord each is desirous of joining in the Easement for the purposes stated herein and to confirm Grantee’s right to connect the IT Facilities located in the Easement to the premises leased by each landlord to Grantee, through, over and on the respective buildings and improvements owned by them; and

WHEREAS, this Easement is not perpetual, but rather shall be effective only for so long as Grantee, its successors and/or assigns, leases and/or owns at least two (2) of the premises located at 1830 Main Street, 2000 Main Street and/or 2000-2002 Ultimate Way, all located in Weston, Florida.

NOW THEREFORE, GRANTOR, in consideration of the sum of Ten ($10.00) Dollars, and other good and valuable consideration, the respective receipt and sufficiency of which is hereby acknowledged, does hereby agree as follows:

1.  The above recitals are true and correct and incorporated herein by reference.

2. Grantor does hereby declare and hereby grant to the Grantee, its successors and assigns, a non-exclusive easement for the installation, operation, maintenance, repair and replacement of certain underground and above ground cable wires, connections, relays, raceways and appurtenances for connection of internet and other technology facilities (“IT Facilities”) to, from and between 2000 Main Street, Weston, Florida, and/or 1830 Main Street, Weston, Florida, and/or 2000-2002 Ultimate Way, Weston, Florida within an area of ten (10) feet in width, in accordance with the plan attached hereto as Exhibit “A” on, over, under, across and above the Easement Parcel, for the benefit of Grantee; provided, however, no above ground IT Facilities shall be permitted except as shown on the construction plans to be prepared at the sole cost and expense of Grantee it being understood and agreed that the IT Facilities will enter each building above ground.   Grantee, Grantor, 2000 Landlord and 1830 Landlord hereby agree that the attached plans shall identify and locate either (i) the in-field proposed easement parcel; or (ii) an as-built easement parcel identifying the exact location of the installed IT Facilities. In the event Exhibit “A” is not an as-built survey, the parties agree that this Easement can be re-recorded attaching a replacement Exhibit “A” which will be an as-built survey of the Easement Parcel, the re-recording cost to be paid by Grantee.

3. Grantor and Grantee further agree that this Easement, and 2000 Landlord and 1830 Landlord each agree that Grantee’s right to connect the IT Facilities, as to the property, building and improvements owned by each, also includes the right to install, operate and maintain all IT Facilities as provided herein, associated pipes, facilities and all necessary appurtenances for the use and benefit of Grantee, together with the right of ingress and egrees to Grantee and/or its employees or subcontractors for the purpose of installing, operating and maintaining the IT Facilities.

4. It is the intent of the parties that this Easement be in full force and effect through the term of those certain leases, through and including all renewal option periods provided in said leases, as may be amended, by and between:

(i) Grantee, its successors and/or assigns, and 2000 Landlord as to the premises located at 2000 Main Street, Weston, Florida; and

(ii) Grantee, its successors and/or assigns, and 1830 Landlord as to the premises located at 1830 Main Street, Weston, Florida;

and that this Easement shall remain in full force and effect and shall not terminate so long as at least one of the referenced leases is still in full force and effect. This Easement shall automatically terminate once none of the referenced leases are in effect.

5. Anything to the contrary notwithstanding, Grantor hereby reserves all rights of ownership and control in and to those portions of the Easement Parcel owned by it, and which are not inconsistent with the foregoing easement, including, without limitation, the right to grant further easements on, over, under and/or across the Easement Parcel (i.e., utility and/or access easements or other or broader use rights), the right to improve the Easement Parcel (or any portions thereof), the right to use of all portions of the Easement Parcel not inconsistent with the use by Grantee, and the right to use the Easement Parcel for all uses not precluding or interfering with the uses permitted herein.

6. Grantee agrees to indemnify, defend and hold harmless the 2000 Landlord, 1830 Landlord and Common Area Owner from and against any cost, expense, liability, or judgment (including reasonable attorney fees) relating to any construction, maintenance and repair of those portions of the Easement Parcel owned by each of them, and necessitated as a result of the construction, installation and maintenance by Grantee of the IT Facilities in the Easement Parcel. Grantee shall also name each of the 2000 Landlord, the 1830 Landlord and the Common Area Owner as an additional insured on its general liability insurance in amounts and with other terms and conditions as set forth in the respective Leases. Notwithstanding anything contained herein to the contrary, in the event one of the leases is terminated, but the other remains in effect, then Grantee shall only be obligated to maintain the aforementioned general liability insurance for the remaining landlord and the Common Area Owner.   Grantee acknowledges that the property owners are not able to advise or ascertain the location of other underground facilities or easements that the Easement Area may cross or that may need to be addressed by Grantee in the installation of the IT Facilities, and that Grantee accepts the Easement Area as is without representation or warranty whatsoever.

7. Upon termination of this Easement, 2000 Landlord, 1830 Landlord and Common Area Owner each hereby reserve the right to require Grantee to remove the IT Facilities from the portion of the Easement Parcel owned by them, and, to restore the Easement Parcel, any common area property, and any exterior portion of any building wherein the IT Facilities are run, at the sole cost and expense of Grantee. Upon written request, Grantee shall further prepare and record at its sole cost and expense appropriate legal documentation documenting the termination of this Easement.

8. Except as mandated by governmental requirements, this Easement may not be relocated, moved or modified in any manner whatsoever without the prior written consent of the Grantors, and the Grantee, which consent shall not be unreasonably withheld, conditioned or delayed. The cost of any such relocation shall be born by the party requesting the relocation.

9. Grantors and Grantee further agree that the maintenance obligation for all IT Facilities constructed on the Easement Parcel and servicing the Grantee, shall be borne solely by Grantee. Grantee agrees that in connection with the installation and maintenance of the IT Facilities, Grantee shall have the obligation to repair any trenches or damage occasioned to the Easement Parcel or to any building, improvements, parking lot or pavement areas, or other improvement and to restore the property so damaged to substantially the same condition in which it existed prior to such damage caused by it at its sole cost and expense and to the reasonable satisfaction of such owner.

10. Grantors, on behalf of themselves and their respective successors and assigns, reserve the right to continued free use and enjoyment of the Easement Parcel as each had the right to prior to the Easement, for any purposes which are not inconsistent with the rights granted herein to Grantee.

11. This Easement shall be governed by and construed in accordance with the laws of the State of Florida. Venue for any action, litigation or proceeding arising out of or concerning this Easement shall be in Broward County, Florida and the parties expressly waive their right to venue elsewhere.

12. This Easement grant shall be given a reasonable construction so that the intention of the parties to confer a commercially usable right of enjoyment and use with respect to the Easement Parcel for Grantee, its successors and assigns, shall be carried out. The rule of strict construction shall not apply to this Easement grant. The joinder in this document by the 2000 Landlord, and the 1830 Landlord is not for the purpose of creating an easement on their respective properties but for the purposes of acknowledging the grant of this easement by the Grantor and to confirm the use of this easement in connection with leases between each of them as landlord and Grantee as tenant.

13. Notwithstanding anything to the contrary herein contained, this Easement may be terminated by the execution and recording of a document setting forth the date and terms of such termination and executed by all of the then owners of the Easement Parcel and the Grantee, its successors and/or assigns.

14. This Easement shall be a covenant running with the land and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and/or assigns, for the term set forth herein.

15. This Easement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

GRANTOR:
COMMON AREA OWNER

Witness signature                            WESTON COMMON AREA, LLC,
Witness Print Name:____________
                                   a Florida limited liability company

Witness signature
Witness Print Name:____________                     By:___________________________
                                  Its:___________________________

                                  (Corporate Seal)

STATE OF FLORIDA                                     )
                                            ):ss
COUNTY OF  ___________                                  )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  WESTON COMMON AREA, LLC, Florida limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged thexecution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                                   NOTARY PUBLIC, State of Florida

                                    Notary, Print Name

My Commission Expires

  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                  GRANTEE:

Witness signature                        THE ULTIMATE SOFTWARE GROUP,
Witness Print Name:____________                  INC., doing business in Florida as US GROUP (DE) INC.

                               a Delaware corporation

Witness signature
Witness Print Name:____________                  By:___________________________
                               Its:___________________________

                               (Corporate Seal)

STATE OF FLORIDA                                  )
                                          ):ss
COUNTY OF  ___________                                )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  THE ULTIMATE SOFTWARE GROUP, INC, a Delaware corporation doing business in Florida as US GROUP (DE) INC., personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                                 NOTARY PUBLIC, State of Florida

                                 Notary, Print Name

My Commission Expires

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                 JOINED FOR THE PURPOSES STATED ABOVE:

Witness signature                            2000 LANDLORD

Witness Print Name:____________                      2000 MAIN STREET ASSOCIATES, LLC

                                   a Delaware limited liability company

Witness signature
Witness Print Name:____________                       By:___________________________
                                    Its:___________________________

                                    (Corporate Seal)

STATE OF FLORIDA                                    )
                                           ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  2000 MAIN STREET ASSOCIATES, LLC, a Delaware limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                                 NOTARY PUBLIC, State of Florida

                                Notary, Print Name

My Commission Expires

 IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the date and year first above written.

____________________________                 JOINED FOR THE PURPOSES STATED ABOVE:

Witness signature                              1830 LANDLORD

Witness Print Name:____________                        MICARI HOLDINGS, LLC

                                     a Florida limited liability company

Witness signature
Witness Print Name:____________                        By:___________________________
                                     Its:___________________________

                                     (Corporate Seal)

STATE OF FLORIDA                                    )
                                           ):ss
COUNTY OF  ___________                                 )

       The foregoing instrument was acknowledged for before me this  ____     day of ___     , 2010, by ___      ,as ____       of  MICARI HOLDINGS, LLC, a Delaware limited liability company, personally known to me (_____) or who produced    ______ as indentification, and he acknowledged the execution thereof to be his free act and deed, on behalf of the company and for the uses and purposes therein mentioned and did/did not take an oath.

      WITNESS my hand and official seal in the country and state last aforesaid, this ____    day of ____    , 2010.

                                     NOTARY PUBLIC, State of Florida

                                     Notary, Print Name

My Commission Expires

EXHIBIT "A"

EASEMENT PARCEL

Legal and Sketch

Exhibit C

Rules and Regulations

SCHEDULE “A”

WESTON TOWN CENTER RULES AND REGULATIONS

PART I – GENERAL

The following are the Rules and Regulations of Weston Town Center Maintenance Association, Inc. and shall apply to all portions of The Properties now or hereafter subject to the Declaration of Covenants for Weston Town Center, as amended from time to time, the defined terms of which are incorporated into these Rules and Regulations by this reference.

As used in these Rules and Regulations, the term “Persons” shall mean any natural person or corporation, partnership, limited liability company or other business entity and shall extend to and include all Owners and their Members’ Permittees (specifically including, without limitation, tenants or occupants of Units and their principals, agents, employees, contractors and invitees).

1. Access. No Person shall obstruct any elevators, vestibules, stairways, corridors, halls, sidewalks, passages,  exits, entrances, roadways, truck ways, loading docks, package pick-up stations, or pedestrian sidewalks or ramps within any portion of The Properties. No sidewalk or walkway shall be used for other than pedestrian travel except as specifically permitted in these Rules and Regulations. No Person shall use any roadway, sidewalk, or walkway, except as a means of egress or ingress to retail or commercial establishments or residential areas or automobile parking areas within The Properties, or adjacent public streets. Such use shall be in an orderly manner, and in accordance with the directional and other signs or guides. Roadways shall not be used for parking or stopping, except for the immediate loading or unloading of passengers.

2. Outdoor Seating. Food service establishments shall be permitted to have and maintain furniture and other items for outdoor seating consisting of tables, chairs, planters, service cans and other furniture and equipment customarily used for such purposes, but only in accordance with a plan submitted to, and approved by, the Association.  At a minimum, and without limiting the Association’s right to approve or disapprove such plans and to place conditions thereon, each such plan shall provide for unimpeded pedestrian access through the outdoor seating area and shall not permit any items (furniture, equipment,  planters or otherwise) to be used or placed outside of the portion of the Common Areas immediately adjacent to the applicable Unit.   The boundaries of such an outdoor seating area shall be the front of the Unit, the curb of the adjacent street and lines extending from the side boundaries of the Unit to such curb. All outdoor seating shall be placed, used and maintained in strict accordance with the plan for same approved by the Association.

Without limiting the generality of the obligation of all Persons to keep their adjacent Common Areas free of litter and debris, those Persons providing outdoor seating shall make appropriate provision for, and take extra care in ensuring, the prompt removal of any litter or debris generated by virtue of the use of the outdoor seating area.

3. Solicitation, Etc. No Person, other than the Association or its designee, shall directly or through any third parties solicit business or engage in any promotional activities or distribute any handbills or other promotional or advertising materials of any kind within any portion of The Properties (except within the Person’s Unit and then only to the extent such advertising materials or promotional activities are intended solely to promote sales of the items sold within the Unit and are not also intended to promote or publicize any business or attraction not located within The Properties). No Person, other than the Association or its designee, shall solicit membership in or contributions for any organization, group, association or any other purpose or permit any other third parties to do the same anywhere in The Properties, without the Association’s prior written consent, which consent the Association may withhold in its sole and absolute discretion. Canvassing, soliciting, and peddling within any portion of The Properties is prohibited, and all Persons shall cooperate to prevent the same. No person shall, in or on any part of The Properties:

1 Engage in any conduct that might tend to interfere with or impede the use of any of the Common Areas by any customer, business invitee, employee, occupant or tenant of The Properties, create a disturbance, attract attention, or harass, annoy, disparage, or be detrimental to the interest of any of the retail, commercial or other establishments within The Properties.

2 Throw, discard, or deposit any paper, glass, or extraneous matter of any kind, except in a designated trash receptacle, or create litter hazards of any kind.

3 Use any sound making device of any kind or create and produce in any manner noise or sound that is annoying, unpleasant or distasteful to any other tenant, occupant, or adjacent resident.

4 Deface,  damage,   or demolish any  sign,  light standard  or fixture, landscaping  material,   or other improvement within The Properties,  or the property of customers,   business   invitees,   or  employees,   occupants   or  tenants  situated  within The Properties.

5. Parking. No Person shall use any automobile parking areas for any purpose except for the parking of motor vehicles during the period of time the occupant(s) of such motor vehicles are working in or are customers or business invitees of retail or commercial establishments within The Properties. Usage of parking spaces shall be in common with all other Persons. Additionally, all Persons shall abide by all posted roadway signs on or about the parking facilities and all motor’ vehicles shall be parked in an orderly manner within the painted lines defining the individual parking spaces. Trailers, trucks or cars shall not be permitted to remain parked overnight within The Properties, whether loaded, unloaded or partially loaded. The Association shall have the right to tow away any vehicle which is in violation of these Rules and Regulations as provided in the Declaration. No Owner, tenant or employee of any Owner or tenant may park on Main Street.

6. Deliveries/Loading/Unloading.  All deliveries  to the  Units  and  loading  and unloading of goods shall be done only at the rear entrance(s) to the Units, or as may be otherwise determined by the Association from time to time.

7. Exterior Appearance.  No Person shall place or install any show cases, awnings, window coverings, shades, lighting, signs, canopies, or any other item or article, in front of or affixed to any part of the exterior of a Unit or any other portion of The Properties which would affect the visual appearance of same, without the Association’s prior written consent, which consent the Association may withhold in its sole and absolute discretion.

8. Waiver. No release or waiver by the Association of any provisions herein shall be enforceable by a Person unless in writing and executed by the Association. The failure by the Association to insist upon the strict performance of any of the terms or provisions hereof shall not be deemed a waiver of any rights or remedies of the Association or a waiver of any subsequent violation or failure of compliance with these Rules and Regulations.

9. Amendment.    The Association shall have the right to promulgate additional Rules and Regulations or amend or rescind any of the foregoing Rules and Regulations from time to time as the Association deems suitable, including, without limitation, for the care and cleanliness of The Properties and the conduct of a first class retail shopping/commercial/entertainment district.   All Persons shall comply with all new or amended Rules and Regulations upon receipt of written notice of the same from the Association.

10. Conflict with Leases.  These Rules and Regulations are in addition to and shall not be construed to in any way modify or amend the terms, provisions, agreements, covenants and conditions of any lease for any portions of The Properties or any rules and regulations established pursuant to same.  In the event of any conflict between these Rules and Regulations and a lease, the terms and provisions of the more restrictive shall prevail.

11. Customers’ Store Entrance. All customers must enter the Units only at the front entrance(s) to same, or as may be otherwise determined by the Association from time to time.

12. Sign  Criteria.   No signage shall be affixed to any window.   Any  hang-down signs, etc. shall be within the interior and shall not be less than eighteen (18) inches from the store front window of the Unit.

PART II – MINIMUM MAINTENANCE STANDARDS

1. Maintenance Generally. Each Unit shall be kept near, clean, well maintained and in good repair at all times, and the Owner thereof shall be responsible for all ongoing maintenance and upkeep of the Unit in accordance with the Declaration and these Minimum Maintenance Standards.

2. Windows.   All Persons will keep the inside and outside of all glass in the doors and windows of their respective Unit clean, and shall replace promptly, at its expense, any plate glass or window glass which may become cracked or broken.

3. Sidewalks, etc. All sidewalks and other Common Areas contiguous to Units shall be kept clean and free or all times of trash, dirt, rubbish or debris of any kind.

4. Signs. All approved signs erected, placed or installed shall be maintained by the Person responsible for same in good repair and in a neat, clean, and orderly condition.

5.  Trash and Garbage.   All Persons shall store all trash and garbage in containers within the Unit and/or in a location within the Common Areas designated by the Association. All trash and garbage shall be packed in leak-resistant, odor resistant bags or containers prior to disposal. All boxes or cartons shall be broken down and/or torn as necessary so as to be easily accommodated in the trash and garbage containers. No Person shall place any material in any trash or garbage container which cannot be disposed of in the ordinary and customary course of trash and garbage disposal. Any garbage or trash containing food, food waste or other materials which may emanate odors must be retained in refrigerated or frozen containers and may not be placed outside of a Unit except at such time as such garbage and trash is being immediately hauled away for disposal.

6. Enforcement by Association. If any Person violates or fails to comply with any of maintenance obligations as set forth in these Minimum Maintenance Standards or the Declaration  promptly   after  written  notice  from   the   Association  of  such  violation  or noncompliance, then the  Association or its duly appointed employees, agents or contactors shall have the right to undertake such acts as may be reasonably necessary to cure or eliminate such violation or noncompliance at the sole cost of the Owner of the applicable Unit, which cost shall constitute Remedial Assessments un

Exhibit D

Tenant Improvements
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SCRUM #2
SCRUM #3
DIR./VP #1
DIR./VP #2
MANAGER #3
MANAGER #4
MANAGER #5
MANAGER #6
C. #2
C. #3
C. #4
C. #5
C. #10
C. #11
C. #14
EXISTING CONFERENCE TABLE
NEED NEW BASES

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